Fourth Quarter & Year-End 2021 Earnings Presentation February 24, 2022 Exhibit 99.2

This presentation includes statements that express Laureate’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, ‘‘forward-looking statements’’ within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to (i) guidance (including, but not limited to, total enrollments, revenues, and Adjusted EBITDA), (ii) our current growth strategy and other future plans, strategies or transactions that may be identified, explored or implemented and any litigation or dispute resulting from any completed transaction, (iii) any anticipated share repurchases or cash distributions and (iv) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including, with respect to our current growth strategy and the impact of any completed divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 24, 2022, our subsequent Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Industry and Market Data” in Laureate’s filings with the SEC. Forward Looking Statements

In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA, Adjusted EBITDA margin, total cash, net of debt (or net cash), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenues, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Total cash, net of debt (or net cash) consists of total cash and cash equivalents for Continuing Operations and Discontinued Operations, less total gross debt for Continuing Operations and Discontinued Operations. Net cash provides a useful indicator about Laureate’s leverage and liquidity. Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debts. Laureate’s calculations of Adjusted EBITDA, Adjusted EBITDA margin, net cash, and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is reconciled from the GAAP measure in the attached table “Non-GAAP Reconciliation.” We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation. Presentation of Non-GAAP Measures

SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue, Adjusted EBITDA and Adjusted EBITDA margin are for continuing operations only

Executive Summary Fourth quarter Revenue & Adjusted EBITDA ahead of guidance Net Income of $38M in the fourth quarter Strong recovery from COVID in FY 2021, highlighting resiliency of the business model 2021 Results1: Revenue +9%, Adjusted EBITDA +39% Total Enrollments 6% above pre-pandemic level Significant return of capital to shareholders in 2021 following completion of asset sales $1.4bn or $7.59 per share cash distribution to shareholders $380M of share repurchases (total of 26M shares repurchased) Growth agenda driving strong 2022 outlook with Revenue expected to grow 9% and Adjusted EBITDA expected to increase 21%2 (up 28% on an as-reported basis) Strong Execution Against all Operating & Strategic Priorities On an Organic Constant Currency (CC) basis On an Organic Constant Currency (CC) basis; at mid-point of 2022 guidance provided

Return of Capital Update Operating model is cash accretive & Balance Sheet is strong (net cash of $168M at 12/31/21) Total current shares outstanding of 179M shares1 $132M stock buyback authorization remaining1 Plan to distribute remaining net proceeds from Walden sale (incl. escrow released) in 2H 2022 Returning Capital to Shareholders Remains a Priority Return of Capital 1H 2022 2H 2022 Remaining Share Buyback Authorization1 ü ü Remaining Walden Proceeds ü As of February 23, 2022; future share buybacks utilization will depend on cash balances and deemed accretion

Growth PRIORITIES

Mexico Peru Combined Population (M) 128M 32M 160M Higher Education Students (000s) 5,005 1,642 6,647 Higher Education Gross Participation Rate1 34% 47% 36% Market Share for Private Institutions2 42% 69% 51% Attractive Growth Opportunities in Mexico & Peru Higher Education Markets Sources: UNESCO, World Bank, Secretaría de Educación Pública , National Superintendent of Higher Education. Data as of year-end 2020. Attractive Markets with Strong Growth Opportunities Fueled by Increasing Participation Rates Defined as total enrollments as compared to 18-24 year old population; European Union (EU) is based on management estimate. Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have operations (total private market share for all of Mexico is 35%); for Peru based on total country. U.S. E.U. 65% 54%

Leading University Portfolio in Mexico & Peru

	Brand		Founded	Enrollment @ 12/31/21	Market Segment	QS Stars™ Overall	Ratings / Rankings
Mexico	UVM Laureate International Universities Universidad del Valle de México (UVM)		1960	97,500	Premium/ Traditional	★★★★	▪ Ranked Top 10 university in Mexico ▪ One of only seven 4-Star rated universities in Mexico by QS Stars™
Mexico	UNITEC Universidad Tecnológica de México Universidad Tecnológica de México (UNITEC)		1966	106,000	Value/ Teaching	★★★	▪ Largest private university in Mexico ▪ 5-Stars rated by QS Stars™ in categories of Teaching & Employability
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)		1994	65,500	Premium/ Traditional	★★★★	▪ Ranked Top 5 university in Peru ▪ One of only two 4-Star rated university in Peru by QS Stars™
Peru	Universidad Privada del Norte (UPN)		1994	102,000	Value/ Teaching	★★★	▪ 2nd largest private university in Peru ▪ 5-Stars rated by QS Stars™ in category of Employability, 4-Stars in Teaching
Peru	CIBERTEC CIBETREC		1983	17,500	Technical/ Vocational		▪ 2nd largest private technical / vocational institute in Peru

Operating Leading Brands in Attractive Market Segments

Sources: QS Stars™, Guía Universitaria (UVM), AmericaEconomia (UPC)

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Omnichannel Distribution Model Key to Unlock Incremental Growth Opportunities Digital Learning During Pandemic Accelerated Capital Light Operating Model Laureate to enable significant growth, without large-scale investments in campus expansions, through increased mix of Digital Learning Percentage of Teaching Hours Delivered Online 100% 27% 40% – 60% (Pre-Pandemic) (During Pandemic) (Going Forward)

Multiple Vectors for Revenue Growth Majority of Growth Initiatives are Capital Light Given Digital Focus All Growth Investments to be Funded by Internal Cash Flow Generation Expected Medium-Term Revenue Growth 5% - 7% 8% - 10% Phase I Priorities Phase II Priorities

Q4 & FY 2021 PERFORMANCE RESULTS continuing OPERATIONS Only (i.e. Mexico, Peru and Corporate Segments)

2021 Fourth Quarter – Financial Summary

($ in millions) (Enrollments in thousands)	Q4 '21 Results	Variance Vs. Q4 '20 As Reported	Variance Vs. Q4 '20 Organic/CC[1]	Notes
New Enrollment	5K	10%	10%	• Not a material intake period
Total Enrollment	389K	15%	15%	• Driven by new enrollment growth and improved retention rates
Revenue	$297	4%	10%	• Driven by enrollment volume growth and improved retention rates
Adj. EBITDA	$61	(33%)	(26%)	• Strong underlying trends, Q4 impacted by timing items noted during third quarter call
Adj. EBITDA margin	20.5%	(1131) bps	(1043) bps	• Strong underlying trends, Q4 impacted by timing items noted during third quarter call

Q4 Y-o-Y Comparability impacted by:
- Timing of academic calendar (COVID-related)
- Phase of expenses / cash preservations activities in Q4 '20
- One-time catch up on deferred facility costs as we prepare to return to face-to-face campus operations

Q4 Trends Remain Robust – Reported Results Impacted by Timing

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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2021 FY – Financial Summary

($ in millions) (Enrollments in thousands)	FY '21	Variance Vs. FY '20		Notes
	Results	As Reported	Organic/CC[1]	
New Enrollment	194K	15%	15%	• New enrollments +7% vs. FY 2019
Total Enrollment	389K	15%	15%	• Total enrollment +6% vs. FY 2019 • Improved retention rates, +11pts versus PY
Revenue	$1,087	6%	9%	• Driven by enrollment volume growth and improved retention rates
Adj. EBITDA	$253	23%	39%	• Strong Y-o-Y improvement driven by operations and corporate G&A efficiencies
Adj. EBITDA margin	23.3%	325 bps	534 bps	• Cost efficiency programs yielding strong results • Online format accelerated our transformation to leading digital company

Strong Operating Performance and Corporate G&A Efficiency Driving Increased Profitability

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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SEGMENT RESULTS continuing OPERATIONS Only (i.e. Mexico, Peru and Corporate Segments)

Mexico Segment Results

($ in millions) (Enrollments in thousands)	Q4 Results		FY Results		Notes
	Q4 '21	Organic/CC Vs. Q4 '20 (1)	FY '21	Organic/CC Vs. FY '20 (1)	
New Enrollment	4K	14%	119K	11%	• Strong primary intake in September • New enrollments +6% vs. FY 2019
Total Enrollment	204K	5%	204K	5%	• Driven by NE growth and 3pt improvement in retention
Revenue	$150	-	$540	(4%)	• FY impacted by carry-forward effect from COVID affected student base in 1H 2022 & price concessions
Adj. EBITDA	$34	(37%)	$96	(14%)	• FY effect from strong September intake to be realized/annualized in 2022
Adj. EBITDA margin	22.9%	(1352) bps	17.7%	(217) bps	

New Enrollments up 11% During September Primary Intake Cycle
Full Year Effect Will Be Realized in 2022

(1) Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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Peru Segment Results Focus on Cost Efficiencies & Growth Initiatives Are Driving Favorable Results Q4 Results FY Results Notes ($ in millions) (Enrollments in thousands) Q4 ’21 Organic/CC Vs. Q4 ’20 (1) FY ’21 Organic/CC Vs. FY ’20 (1) New Enrollment - -   74K 20% Robust NE growth New enrollments +9% vs. FY 2019 Total Enrollment 185K 30% 185K 30% Driven by higher NE volumes and improved retention rates Revenue $145 23%   $537 24% Volume growth and positive mix impact Adj. EBITDA $50 (7%) $246 46% Revenue growth and cost efficiencies driving FY Adj. EBITDA margin 34.3% (1136) bps   45.7% 681 bps Organic Constant Currency (CC) results exclude the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

YE 2021 Capitalization – Adjusted for Pending Items ($ in millions) Amount Comments Net Cash Position @ 12/31/21 $168 See Appendix Divestiture Related Escrow 1 $74 Expected in 2H 2022 Adjusted Net Cash Position @ 12/31/21 $242 Assumes full release and recovery of escrow in 2022 (related to Walden divestiture)

OUTLOOK

Strong Outlook Expected for 2022 2022 Outlook – Executive Summary Market dynamics remain favorable for the private sector in Mexico & Peru Digital education accelerating Total Revenue growth expected at +9% Vs. 20211 2022 Adjusted EBITDA expected to be up +21% Vs. 20211 (up 28% on an as-reported basis) Anticipate return to face-to-face classes – campus reopenings underway Corporate G&A reduced by $50M EiP program completed, no material earnings add-backs in 2022 On an Organic Constant Currency (CC) basis; at mid-point of 2022 guidance provided

2022 Outlook1 Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 20.56 & PEN 3.86 for February through December 2022. FX impact may change based on fluctuations in currency rates in future periods. Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. ($ in millions) (Enrollments in thousands) FY 2022 Outlook (1) Total Enrollment 405K - 415K Revenue $1,169 - $1,194 Adjusted EBITDA $320 - $330 Strong Top Line Growth With Significant Margin Accretion

2022 Outlook (At Mid-Point)1 Strong Top Line Growth With Significant Margin Accretion Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 20.56 & PEN 3.86 for February through December 2022. FX impact may change based on fluctuations in currency rates in future periods. Data shown and growth rates are based on mid-point of 2022 guidance. Amounts presented in whole numbers may be rounded. Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. Total Enrollment (000s) Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin % % % 420 bps

Q1 Reflects Campus Reopening Costs During Largely Out-of-Session Seasonally Low Period Q1 2022 Guidance Details Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 20.56 & PEN 3.86 for February through March 2022. FX impact may change based on fluctuations in currency rates in future periods. Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 20.56 & PEN 3.86 for February through March 2022. FX impact may change based on fluctuations in currency rates in future periods. ($ in millions) Q1 2022 Outlook (1) Revenue $195 - $202 Adjusted EBITDA $13 - $18

APPENDIX

Week Of 2/22 3/1 3/8 3/15 3/22 3/29 4/5 4/12 UPC UPN Cibertec COVID-Related Changes in Academic Calendar in Peru Impacting YoY Comparability Classes Started Late in 2020 Due to COVID -- Back to Normal Cycle Timing in 2021 2021 semester start date 2020 semester start date Delayed start in 2020 due to COVID 2021 Academic Calendar Timing Impacts - Peru $18M in revenue timing shift from Q1 to 2H due to delayed class start in 2020 Majority of benefit recognized in Q1 2021; offset in Q3/Q4

Q4 ’21 B / (W) Vs. Q4 ’20 Notes ($ in millions) Reported $ % Adjusted EBITDA 61 (30) (33%) Impacted by timing, see slide #13 Depreciation & Amort. (26) 2 6% Interest Expense, net (4) 21 85% Repayment of debt Impairments (5) (4) n.m. Related to exit of U.S. corporate locations Other (47) 71 n.m. Q4 impacted by corporate lease terminations in the U.S. Income Tax 29 192 n.m. Variance largely due to discrete tax items in 2020 Income/(Loss) From Continuing Operations 8 252 n.m. Discontinued Operations (Net of Tax) 30 (593) n.m. Gain on sale of Aus/NZ businesses in PY Net Income / (Loss) 38 (341) n.m. Income from Continuing Operations Impacted by Lease Terminations in Q4 2021 Fourth Quarter – Net Income Reconciliation

FY ’21 B / (W) Vs. FY ’20 Notes ($ in millions) Reported $ % Adjusted EBITDA 253 48 23% Strong performance in Peru Depreciation & Amort. (101) (18) (22%) Primarily related to amortization of tradename (moved to finite life asset) Interest Expense, net (42) 57 58% Repayment of debt Impairments (73) 280 n.m. Impairment of Laureate tradename due to deemphasis of Laureate Network Other (175) (53) n.m. Call premium and deferred financing cost on repayment of Bonds, Loss on Derivatives & Lease terminations Income Tax (146) (276) n.m. Variance largely due to discrete tax items in 2020 Income/(Loss) From Continuing Operations (283) 38 n.m. Discontinued Operations (Net of Tax) 487 785 n.m. Primarily gain on sale of Walden Net Income / (Loss) 204 823 n.m. 2021 FY – Net Income Reconciliation Income from Continuing Operations Impacted by Loss on Extinguishment of Debt Related to Repayment of the 8.25% Bonds in 1H 2021 & Lease Terminations

Capitalization at 12/31/21 ($ in millions) Total Company as of 12/31/21 Cash & Cash Equivalents $325 Gross Debt ($157) Net Cash Position $168 Net Cash Position of $168M as of Year-End 2021

2022 Full Year Guidance Details

(USD millions, except enrollments in thousands)	Total Enrollment	Revenues	Adj. EBITDA
2021 FY Results As Reported	**389K**	**$1,087**	**$253**
FAS 5 Expense/Indemnification Asset (non-cash)	-	-	$14
Campus Closures (End of 2021)	(2K)	-	-
2021 FY Results Adjusted	**387K**	**$1,087**	**$267**
Organic Growth	18K - 28K	$82 - $107	$50 - $60
Organic Growth %	*5% - 7%*	8% - 10%	19% - 22%
2022 Guidance (Constant Currency)	**405K - 415K**	**$1,169 - $1,194**	**$317 - $327**
FX Impact (spot FX) (1)		-	$3
2022 Guidance (@ spot FX) (1)	**405K - 415K**	**$1,169 - $1,194**	**$320 - $330**
As Reported Growth %	*4% - 7%*	8% - 10%	26% - 30%

Strong Top Line Growth With Significant Margin Accretion

(1) Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 20.56 & PEN 3.86 for February through December 2022. FX impact may change based on fluctuations in currency rates in future periods.

Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

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Q1 2022 Guidance Details Note: An outlook for 2022 net income and reconciliation of the forward-looking 2022 Adjusted EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. (USD millions) Revenues Adj. EBITDA 2021 Q1 Results As Reported $195 $10 Timing Impact Intra-Year (academic calendar) ($8) ($6) FAS 5 Expense/Indemnification Asset (non-cash) - $13 2021 Q1 Results Adjusted $187 $17 Organic Growth $12 - $19 ($5) – $0 Organic Growth % 6% - 10% (29%) – 0% 2022 Q1 Guidance (Constant Currency) $199 - $206 $12 - $17 FX Impact (spot FX) (1) ($4) $1 2022 Q1 Guidance (@ spot FX) (1) $195 - $202 $13 - $18 Based on actual FX rates for January, and spot FX rates (local currency per US dollar) of MXN 20.56 & PEN 3.86 for February through March 2022. FX impact may change based on fluctuations in currency rates in future periods. Impacted by campus reopening costs during a largely out of session period Q1 Reflects Campus Reopening Costs During a Largely Out-of-Session Seasonally Low Period

Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings Q2 and Q4 are typically Laureate’s strongest earnings quarters Revenue Seasonality Adjusted EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality Main intake cycles: Q1 - Peru Q3 - Mexico Academic calendar FX trends Intra-Year Seasonality Trends

Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended December 31, 2021	2020	Change	For the year ended December 31, 2021	2020	Change
Revenues	$ 296.7	$ 285.2	$ 11.5	$ 1,086.7	$ 1,024.9	$ 61.8
Costs and expenses:						
Direct costs	237.3	188.3	49.0	814.5	802.5	12.0
General and administrative expenses	65.1	59.0	6.1	204.4	199.8	4.6
Loss on impairment of assets	5.3	1.0	4.3	72.5	352.0	(279.5)
Operating (loss) income	(11.0)	36.9	(47.9)	(4.6)	(329.3)	324.7
Interest income	1.9	0.6	1.3	4.4	2.2	2.2
Interest expense	(5.5)	(25.2)	19.7	(46.3)	(100.9)	54.6
Loss on debt extinguishment	—	(0.6)	0.6	(77.9)	(0.6)	(77.3)
Loss on derivatives	—	(25.4)	25.4	(24.5)	(26.0)	1.5
Other expense, net	(1.6)	(3.2)	1.6	(1.7)	(2.4)	0.7
Foreign currency exchange (loss) gain, net	(5.0)	(57.6)	52.6	13.8	13.5	0.3
Gain (loss) on disposals of subsidiaries, net	0.3	(6.1)	6.4	(0.6)	(7.3)	6.7
Loss from continuing operations before income taxes and equity in net income of affiliates	(20.9)	(80.6)	59.7	(137.5)	(450.8)	313.3
Income tax benefit (expense)	28.6	(163.4)	192.0	(145.6)	130.1	(275.7)
Equity in net income of affiliates, net of tax	—	—	—	—	0.2	(0.2)
Income (loss) from continuing operations	7.7	(244.1)	251.8	(283.1)	(320.6)	37.5
Income (loss) from discontinued operations, net of tax	30.1	623.1	(593.0)	486.9	(298.1)	785.0
Net income (loss)	37.8	379.0	(341.2)	203.8	(618.7)	822.5
Net (income) loss attributable to noncontrolling interests	(11.8)	0.3	(12.1)	(11.3)	5.4	(16.7)
Net income (loss) attributable to Laureate Education, Inc.	$ 26.0	$ 379.3	$ (353.3)	$ 192.4	$ (613.3)	$ 805.7
Accretion of redemption value of redeemable noncontrolling interests and equity	$ —	$ —	$ —	$ (0.1)	$ 0.1	$ (0.2)
Net income (loss) available to common stockholders	$ 26.0	$ 379.3	$ (353.3)	$ 192.4	$ (613.2)	$ 805.6
Basic and diluted earnings (loss) per share:						
Basic and diluted weighted average shares outstanding	181.2	209.1	(27.9)	189.7	209.7	(20.0)
Basic and diluted earnings (loss) per share	$ 0.15	$ 1.81	$ (1.66)	$ 1.01	$ (2.93)	$ 3.94

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

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Financial Tables Note: Dollars in millions, and may not sum to total due to rounding Revenue and Adjusted EBITDA by segment: Quarter IN MILLIONS % Change $ Variance Components For the three months ended December 31, 2021 2020 Reported Organic Constant Currency(1) Total Organic ConstantCurrency Other Acq/Div. FX Revenues Mexico $149.5 $149.6 —% —% $(0.1) $(0.3) $— $— $0.2 Peru 144.8 131.5 10% 23% 13.3 30.4 — — (17.1) Corporate & Eliminations 2.5 4.2 (40)% (40)% (1.7) (1.7) — — — Total Revenues $296.7 $285.2 4% 10% $11.5 $28.4 $— $— $(16.9) Adjusted EBITDA Mexico $34.3 $54.4 (37)% (37)% $(20.1) $(20.3) $(0.6) $— $0.8 Peru 49.7 60.5 (18)% (7)% (10.8) (4.4) 0.1 — (6.5) Corporate & Eliminations (23.2) (24.3) 5% 5% 1.1 1.1 — — — Total Adjusted EBITDA $60.7 $90.6 (33)% (26)% $(29.9) $(23.7) $(0.5) $— $(5.7) (1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2020 Revenues and Adjusted EBITDA amounts.

Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

For the year ended December 31,	2021	2020	% Change		$ Variance Components				
			Reported	Organic Constant Currency[2]	Total	Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Mexico	$ 540.4	$ 534.6	1%	(4)%	$ 5.8	$ (21.2)	$ —	$ —	$ 27.0
Peru	537.1	482.9	11%	24%	54.2	116.0	—	—	(61.8)
Corporate & Eliminations	9.2	7.4	24%	24%	1.8	1.8	—	—	—
Total Revenues	$ 1,086.7	$ 1,024.9	6%	9%	$ 61.8	$ 96.6	$ —	$ —	$ (34.8)
Adjusted EBITDA									
Mexico	$ 95.8	$ 112.9	(15)%	(14)%	$ (17.1)	$ (15.6)	$ (7.9)	$ —	$ 6.4
Peru	245.7	189.5	30%	46%	56.2	86.3	0.1	—	(30.2)
Corporate & Eliminations	(88.1)	(96.7)	9%	9%	8.6	8.6	—	—	—
Total Adjusted EBITDA	$ 253.4	$ 205.7	23%	39%	$ 47.7	$ 79.3	$ (7.8)	$ —	$ (23.8)

[2] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2020 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

35

Financial Tables Consolidated Balance Sheets Note: Dollars in millions, and may not sum to total due to rounding IN MILLIONS December 31, 2021 December 31, 2020 Change Assets Cash and cash equivalents $324.8 $750.1 $(425.3) Receivables (current), net 152.0 111.9 40.1 Other current assets 67.5 146.8 (79.3) Current assets held for sale — 435.0 (435.0) Property and equipment, net 499.5 578.5 (79.0) Operating lease right-of-use assets, net 384.3 462.8 (78.5) Goodwill and other intangible assets 689.6 800.4 (110.8) Deferred income taxes 38.7 130.6 (91.9) Other long-term assets 48.6 72.4 (23.8) Long-term assets held for sale 6.2 1,482.5 (1,476.3) Total assets $2,211.3 $4,970.9 $(2,759.6) Liabilities and stockholders' equity Accounts payable and accrued expenses $183.0 $200.9 $(17.9) Deferred revenue and student deposits 44.0 47.2 (3.2) Total operating leases, including current portion 415.3 519.1 (103.8) Total long-term debt, including current portion 153.7 995.7 (842.0) Other liabilities 263.3 240.0 23.3 Current and long-term liabilities held for sale 10.8 702.3 (691.5) Total liabilities 1,070.0 2,705.2 (1,635.2) Redeemable noncontrolling interests and equity 1.7 1.7 — Total stockholders' equity 1,139.6 2,263.9 (1,124.3) Total liabilities and stockholders' equity $2,211.3 $4,970.9 $(2,759.6)

Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions, and may not sum to total due to rounding For the year ended December 31, IN MILLIONS 2021 2020 Change Cash flows from operating activities Net income (loss) $203.8 $(618.7) $822.5 Depreciation and amortization 101.2 143.5 (42.3) Amortization of operating lease right-of-use assets 44.1 80.2 (36.1) Loss on impairment of assets 73.8 790.2 (716.4) Gain on sales and disposal of subsidiaries, property and equipment and leases, net (609.5) (22.8) (586.7) Loss on derivative instruments 24.5 26.0 (1.5) Loss on debt extinguishment 78.0 0.6 77.4 Deferred income taxes 195.6 (185.7) 381.3 Unrealized foreign currency exchange loss (7.0) 26.3 (33.3) Income tax receivable/payable, net (101.1) 99.6 (200.7) Working capital, excluding tax accounts (177.0) (227.2) 50.2 Payments for lease settlements (46.8) — (46.8) Other non-cash adjustments 64.6 147.5 (82.9) Net cash (used in) provided by operating activities (156.1) 259.6 (415.7) Cash flows from investing activities Purchase of property and equipment (50.4) (74.6) 24.2 Expenditures for deferred costs (5.8) (14.5) 8.7 Receipts from sales of discontinued operations, net of cash sold, property and equipment 2,150.8 676.6 1,474.2 Payments of derivatives related to sale of discontinued operations (50.3) — (50.3) Net cash provided by investing activities 2,044.2 587.4 1,456.8 Cash flows from financing activities Decrease in long-term debt, net (895.5) (177.0) (718.5) Payments of deferred purchase price for acquisitions — (5.7) 5.7 Payments to purchase noncontrolling interests — (13.7) 13.7 Special cash distribution (1,374.9) — (1,374.9) Proceeds from exercise of stock options 3.4 25.7 (22.3) Payments to repurchase common stock (380.5) (99.5) (281.0) Payments of call premiums and debt issuance costs (33.0) (0.8) (32.2) Financing other, net (2.8) (1.8) (1.0) Net cash used in by financing activities (2,683.2) (272.7) (2,410.5) Effects of exchange rate changes on cash (14.7) (0.5) (14.2) Change in cash included in current assets held for sale 288.1 195.8 92.3 Net change in cash and cash equivalents (521.7) 769.5 (1,291.2) Cash and cash equivalents at beginning of period 867.3 97.8 769.5 Cash and cash equivalents at end of period $345.6 $867.3 $(521.7)

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles income (loss) from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin:

IN MILLIONS	For the three months ended December 31, 2021	2020	Change	For the year ended December 31, 2021	2020	Change
Income (loss) from continuing operations	$ 7.7	$ (244.1)	$ 251.8	$ (283.1)	$ (320.6)	$ 37.5
Plus:						
Equity in net income of affiliates, net of tax	—	—	—	—	(0.2)	0.2
Income tax (benefit) expense	(28.6)	163.4	(192.0)	145.6	(130.1)	275.7
Loss from continuing operations before income taxes and equity in net income of affiliates	(20.9)	(80.6)	59.7	(137.5)	(450.8)	313.3
Plus:						
(Gain) loss on disposal of subsidiaries, net	(0.3)	6.1	(6.4)	0.6	7.3	(6.7)
Foreign currency exchange loss (gain), net	5.0	57.6	(52.6)	(13.8)	(13.5)	(0.3)
Other expense, net	1.6	3.2	(1.6)	1.7	2.4	(0.7)
Loss on derivatives	—	25.4	(25.4)	24.5	26.0	(1.5)
Loss on debt extinguishment	—	0.6	(0.6)	77.9	0.6	77.3
Interest expense	5.5	25.2	(19.7)	46.3	100.9	(54.6)
Interest income	(1.9)	(0.6)	(1.3)	(4.4)	(2.2)	(2.2)
Operating (loss) income	(11.0)	36.9	(47.9)	(4.6)	(329.3)	324.7
Plus:						
Depreciation and amortization	25.6	27.2	(1.6)	101.2	83.1	18.1
EBITDA	14.6	64.1	(49.5)	96.6	(246.2)	342.8
Plus:						
Share-based compensation expense (3)	2.9	2.3	0.6	8.9	10.2	(1.3)
Loss on impairment of assets (4)	5.3	1.0	4.3	72.5	352.0	(279.5)
EiP implementation expenses (5)	37.9	23.2	14.7	75.4	89.6	(14.2)
Adjusted EBITDA	$ 60.7	$ 90.6	$ (29.9)	$ 253.4	$ 205.7	$ 47.7
Revenues	$ 296.7	$ 285.2	$ 11.5	$ 1,086.7	$ 1,024.9	$ 61.8
Income (loss) from continuing operations margin	2.6 %	(85.6)%	8819 bps	(26.1)%	(31.3)%	523 bps
Adjusted EBITDA margin	20.5 %	31.8 %	-1131 bps	23.3 %	20.1 %	325 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718, "Stock Compensation."

(4) Represents non-cash charges related to impairments of long-lived assets.

(5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs), as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure, an enterprise-wide program aimed at revenue growth, and certain non-recurring costs incurred in connection with the dispositions. As of December 31, 2021, the EiP initiative had been completed. The only EiP expenses expected in 2022 are those related to the run out of programs that began in prior periods.

Note: Dollars in millions, and may not sum to total due to rounding

38

Financial Tables Non-GAAP Reconciliation (2 of 2) Note: Dollars in millions, and may not sum to total due to rounding For the year ended December 31, IN MILLIONS 2021 2020 2019 Net cash (used in) provided by operating activities $(156.1) $259.6 $339.8 Capital expenditures: Purchase of property and equipment (50.4) (74.6) (155.6) Expenditures for deferred costs (5.8) (14.5) (17.7) Free cash flow $(212.3) $170.5 $166.5 The following table presents Free cash flow and reconciles Net cash flows from operating activities to Free cash flow: